Rate Schedule TF-1 Service Agreement

Contract No. 139153

THIS SERVICE AGREEMENT (Agreement) by and between Northwest Pipeline GP (Transporter) and Northwest Natural Gas Company (Shipper) is made and entered into on July 29, 2011.

WHEREAS:

A
Pursuant to the procedures set forth in Section 22 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper acquired certain transportation capacity that was permanently released by Occidental Energy Marketing, Inc. from contract 100089.

THEREFORE, in consideration of the premises and mutual covenants set forth herein, Transporter and Shipper agree as follows:

1.
Tariff Incorporation. Rate Schedule TF-1 and the General Terms and Conditions (GT&C) that apply to Rate Schedule TF-1, as such may be revised from time to time in Transporter's FERC Gas Tariff (Tariff), are incorporated by reference as part of this Agreement, except to the extent that any provisions thereof may be modified by non-conforming provisions herein.

2.
Transportation Service. Subject to the terms and conditions that apply to service under this Agreement, Transporter agrees to receive, transport and deliver natural gas for Shipper, on a firm basis. The Transportation Contract Demand, the Maximum Daily Quantity at each Primary Receipt Point, and the Maximum Daily Delivery Obligation at each Primary Delivery Point are set forth on Exhibit A. If contract-specific OFO parameters are set forth on Exhibit A, whenever Transporter requests during the specified time period, Shipper agrees to flow gas as requested by Transporter, up to the specified volume through the specified transportation corridor.

3.
Transportation Rates. Shipper agrees to pay Transporter for all services rendered under this Agreement at the rates set forth or referenced herein. Reservation charges apply to the Contract Demand set forth on Exhibit A. The maximum currently effective rates (Recourse Rates) set forth in the Statement of Rates in the Tariff, as revised from time to time, that apply to the Rate Schedule TF-1 customer category identified on Exhibit A, will apply to service hereunder unless and to the extent that discounted Recourse Rates or awarded capacity release rates apply as set forth on Exhibit A or negotiated rates apply as set forth on Exhibit D. Additionally, if applicable under Section 21 of the GT&C, Shipper agrees to pay Transporter a facility reimbursement charge as set forth on Exhibit C.

4.
Transportation Term. This Agreement becomes effective on the date first set forth above. The primary term begin date for the transportation service hereunder is set forth on Exhibit A. This Agreement will remain in full force and effect through the primary term end date set forth on Exhibit A and, if Exhibit A indicates that an evergreen provision applies,through the established evergreen rollover periods thereafter until terminated in accordance with the notice requirements under the applicable evergreen provision.

5.
Non-Conforming Provisions. All aspects in which this Agreement deviates from the Tariff, if any, are set forth as non-conforming provisions on Exhibit B. If Exhibit B includes any material non-conforming provisions, Transporter will file the Agreement with the Federal Energy Regulatory Commission (Commission) and the effectiveness of such non-conforming provisions will be subject to the Commission acceptance of Transporter's filing of the non-conforming Agreement.

6.	Capacity Release. If Shipper is a temporary capacity release Replacement Shipper, any capacity release conditions, including recall rights, are set forth on Exhibit A.

7.
Exhibit / Addendum to Service Agreement Incorporation. Exhibit A is attached hereto and incorporated as part of this Agreement. If any other Exhibits apply, as noted on Exhibit A to this Agreement, then such Exhibits also are attached hereto and incorporated as part of this Agreement. If an Addendum to Service Agreement has been generated pursuant to Sections 11.5 or 22.12 of the GT&C of the Tariff, it also is attached hereto and incorporated as part of this Agreement.

8.	Regulatory Authorization. Transportation service under this Agreement is authorized pursuant to the Commission regulations set forth on Exhibit A.

9.
Superseded Agreements. When this Agreement takes effect, it supersedes, cancels and terminates the following agreement(s): None, but the following Amendments and/or Addendum to Service Agreement which have been executed but are not yet effective are not superseded and are added to and become an Amendment and/or Addendum to this agreement: None

IN WITNESS WHEREOF, Transporter and Shipper have executed this Agreement as of the date first set forth above.

Northwest Natural Gas Company	Northwest Pipeline GP
By: /S/	By: /S/
Name: RANDOLPH S. FRIEDMAN	Name: JANE F HARRISON
Title: DIRECTOR, GAS SUPPLY	Title: MANAGER NWP MARKETING SERVICES

EXHIBIT A
Dated and Effective July 29, 2011
to the
Rate Schedule TF-1 Service Agreement
(Contract No. 139153)
between Northwest Pipeline GP
and Northwest Natural Gas Company

SERVICE DETAILS

1.	Transportation Contract Demand (CD): 1,046 Dth per day

2.	Primary Receipt Point(s):

Point ID	Name	Maximum Daily Quantities (Dth)
297	SUMAS RECEIPT	1,046
	Total	1,046

3.	Primary Delivery Point(s):

Point ID	Name	Maximum Daily Delivery Obligation (Dth)	Delivery Pressure (psig)
467	PORTLAND WEST/SCAPPOOSE	300	400
470	DEER ISLAND	746	400
	Total	1,046

Specified conditions for Delivery Pressure, pursuant to Section 2.4 of the General Terms and Conditions: None

4.	Customer Category:

a.	Large Customer

b.	Incremental Expansion Customer: No

5.	Recourse or Discounted Recourse Transportation Rates:

a.	Reservation Charge (per Dth of CD):

Maximum Base Tariff Rate, plus applicable surcharges.

b.	Volumetric Charge (per Dth):

Maximum Base Tariff Rate, plus applicable surcharges

c.	Additional Facility Reservation Surcharge Pursuant to Section 3.4 of Rate

Schedule TF-1 (per Dth of CD):None

d.	Rate Discount Conditions Consistent with Section 3.5 of Rate Schedule

TF-1:

Not Applicable

6.	Transportation Term:

a.	Primary Term Begin Date:

April 01, 2012

b.	Primary Term End Date:

March 31, 2014

c.	Evergreen Provision:

Yes, grandfathered unilateral evergreen under Section 12.3 of Rate Schedule TF-1

7.	Contract-Specific OFO Parameters: None

8.	Regulatory Authorization: 18 CFR 284.223

9.	Additional Exhibits:

Exhibit B No
Exhibit C No
Exhibit D No
Exhibit E No